Exhibit 99.1

For more information, please contact:

Joseph K. Jachinowski

President and Chief Executive Officer

IMPAC Medical Systems

(650) 623-8800

ir@impac.com

IMPAC Medical Systems Announces

First Quarter 2004 Results and

Filing of Restated Annual and Quarterly Financial Statements

MOUNTAIN VIEW, CA, April 16, 2004 – IMPAC Medical Systems, Inc. (NASDAQ:IMPCE) announced today its first quarter fiscal 2004 results and that it has filed the following documents with the Securities and Exchange Commission:

•	Form 10-Q for the quarter ended December 31, 2003;

•	Form 10-K/A for the fiscal year September 30, 2003; and

•	Forms 10-Q/A for the quarters ended June 30, 2003, March 31, 2003 and December 31, 2002.

The amendments to the Company’s Form 10-K and Forms 10-Q filed today were in connection with the Company’s previously announced restatement of its financial results to conform certain of its revenue recognition policies to Statement of Position (SOP) 97-2 “Software Revenue Recognition.”

Results for First Quarter of Fiscal 2004

Highlights for the first quarter of fiscal 2004 include:

•	Net sales increased 29.0% to $14.4 million in the first fiscal quarter of 2004 compared with $11.2 million in the same prior year period.

•	Gross profit increased 24.0% to $9.3 million in the first fiscal quarter of 2004 compared with $7.5 million in the same prior year period.

•	Diluted net income (loss) available to common stockholders per share improved to $0.07 in the first fiscal quarter of fiscal 2004 from $(0.21) in the same prior year period.

•	Pro forma diluted net income per share remained constant at $0.07 in the first quarter of fiscal 2004 and 2003.

•	No accretion charges related to redeemable convertible preferred stock were recorded in the first fiscal quarter of 2004 as these are no longer applicable.

Page 2 of 8 IMPAC MEDICAL SYSTEMS ANNOUNCES FIRST QUARTER

•	Total backlog on December 31, 2003 amounted to $69.6 million compared with $51.8 million a year ago, a 34.3% increase.

•	Net working capital of $21.3 million, cash and cash equivalents and available for sale securities of $45.6 million and $178,000 in debt.

•	We acquired Tamtron Corporation and Medical Registry Services, Inc from IMPATH Inc.

Pro forma net income in the first quarter of fiscal 2004 totaled $684,000, down 0.4% from $687,000 million in the corresponding prior year period. Pro forma figures represent adjustments to reflect the effect of our initial public offering of common stock on November 20, 2002 as if it had happened at the beginning of fiscal year 2003 and the elimination of the non-cash accretion charges relating to the redeemable convertible preferred stock, which converted into common stock on the date of the closing of the initial public offering (see below for a reconciliation of the results reported under U.S. generally accepted accounting principles [GAAP] to pro forma results). Accordingly, no adjustments were necessary to arrive at the pro forma net income amount for the first quarter of fiscal 2004. The related pro forma diluted net income per share for the first quarter of fiscal 2004 and 2003 totaled $0.07 calculated with pro forma diluted weighted-average shares outstanding of approximately 10.2 million and 9.8 million in the respective periods.

Filing of Amended Annual and Quarterly Financial Results

As previously announced, the Company has restated its previously filed Form 10-K and Forms 10-Q to conform certain of its revenue recognition policies to SOP 97-2. As a result of the impact of changes in the timing of revenue recognition, net sales decreased by $2.8 million, $2.6 million, $4.4 million and $6.2 million in the fiscal years ended September 30, 2000, 2001, 2002 and 2003, respectively, with corresponding increases in deferred revenues. The decreases in revenue ranged from approximately 8% to 10% of previously reported revenue and are within the 6% to 13% guidance previously provided.

Net income decreased by $1.4 million, $1.5 million, $2.2 million and $3.5 million in the fiscal years ended September 30, 2000, 2001, 2002 and 2003, respectively. These reductions in net income ranged from 42% to 49% of previously reported net income as compared with the 45% to 59% guidance previously provided. IMPAC expects that the increase in deferred revenues will contribute to higher net income in the future periods in which the deferred revenue is recognized.

The restatement did not impact any customer receipts, and previously reported total cash flows from operations did not change. In addition, the review leading to the restatement produced no evidence indicating any fraudulent behavior or intent to mislead investors.

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Nasdaq Appeal Status

At a March 18, 2004 hearing, the Company requested an exception from the Nasdaq Listing Qualifications Panel for IMPAC’s common stock to continue to trade on The Nasdaq National Market. The requested exception would allow IMPAC to file its Form 10-Q for the quarter ended December 31, 2003 by April 30, 2004, which the Company has now done, and the amendment to its Form 8-K relating to the recent acquisition of substantially all of the assets and certain liabilities of Tamtron Corporation and Medical Registry Services, Inc. to include the required historical and pro forma financial statements of the merged companies by May 15, 2004. IMPAC is awaiting a decision from the Nasdaq Listing Qualifications Panel regarding the Company’s request. The Company expects to file the amendment to the Form 8-K within the next two weeks. Once the amendment to the Form 8-K is filed, the Company will be in compliance with its SEC reporting obligations.

About IMPAC Medical Systems Inc.

IMPAC Medical Systems, Inc. is a leading provider of specialized IT solutions that streamline both clinical and business operations to help improve the process of delivering quality patient care. With open integration to multiple healthcare data and imaging systems, IMPAC offers a comprehensive IT solution that includes specialized electronic charting, full-featured practice management, clinical laboratory management, and outcomes reporting. Supporting over 1,700 installations worldwide, IMPAC delivers practical solutions that deliver better overall communication, process efficiency and quality patient care. For more information about IMPAC Medical Systems’ products and services, please call 650-623-8800 or visit www.impac.com.

The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding the company’s expectations, beliefs, hopes, intentions or strategies regarding the future. Forward looking statements include statements regarding the company’s review of its revenue recognition policies and intent to restate its historical financial statements, possible delisting from the Nasdaq Stock Market, business strategy, timing of, and plans for, the introduction of new products and enhancements, future sales, market growth and direction, competition, market share, revenue growth, operating margins and profitability. All forward looking statements included in this document are based upon information available to the company as of the date hereof, and the company assumes no obligation to update any such forward looking statement. Actual results could differ materially from the company’s current expectations as a result of known and unknown risks and uncertainties. Factors that could cause or contribute to such differences include the company’s ability to expand outside the radiation oncology market or expand into international markets, lost sales or lower sales prices due to competitive pressures, ability to integrate its products successfully with related products and systems in the medical services industry, reliance on distributors and manufacturers of oncology equipment to market its products, and other factors and risks discussed in the company’s Form 10-K/A and other reports filed by the company from time to time with the Securities and Exchange Commission.

Page 4 of 8 IMPAC MEDICAL SYSTEMS ANNOUNCES FIRST QUARTER

IMPAC MEDICAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended December 31,
(In thousands, except per share amounts)	2003	2002
		Restated
Sales:
Software license and other, net	$8,338	$6,707
Maintenance and services	6,053	4,453

Total net sales	14,391	11,160

Cost of sales:
Software license and other, net	2,930	1,994
Maintenance and services	2,203	1,701

Total cost of sales	5,133	3,695

Gross profit	9,258	7,465

Operating expenses:
Research and development	2,431	2,112
Sales and marketing	4,008	3,161
General and administrative	1,235	1,111
Amortization of intangible assets	120	102
Write-off of purchased in process research and development	557	—

Total operating expenses	8,351	6,486

Operating income	907	979
Interest and other income, net	145	77

Income before provision for income taxes	1,052	1,056
Provision for income taxes	(368)	(369)

Net income	684	687
Accretion of redeemable convertible preferred stock	—	(2,229)

Net income (loss) available to common stockholders	$684	$(1,542)

Net income (loss) per common share:
Basic	$0.07	$(0.21)

Diluted	$0.07	$(0.21)

Weighted-average shares used in computing net income (loss) per common share:
Basic	9,758	7,469

Diluted	10,240	7,469

Pro forma net income	$684	$687

Pro forma net income per share, diluted	$0.07	$0.07

Weighted-average shares used in computing diluted pro forma net income per share	10,240	9,812

Page 5 of 8 IMPAC MEDICAL SYSTEMS ANNOUNCES FIRST QUARTER

IMPAC MEDICAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands)	December 31, 2003	September 30, 2003
		Restated
Assets

Current assets:
Cash and cash equivalents	$36,220	$57,979
Available-for-sale securities	5,575	7,052
Accounts receivable, net	15,957	12,100
Unbilled accounts receivable	975	—
Income tax refund receivable	339	339
Inventories	69	66
Deferred income taxes, net	6,966	6,334
Prepaid expenses and other current assets	4,905	4,667

Total current assets	71,006	88,537

Available-for-sale securities	3,765	2,719
Property and equipment, net	3,820	3,573
Deferred income taxes	1,116	1,137
Goodwill	13,760	654
Other intangible assets, net	9,436	918
Other assets	459	459

Total assets	$103,362	$97,997

Liabilities, Redeemable Convertible Preferred Stock, Common Stock Subject to Rescission Rights and Stockholders’ Equity

Current liabilities:
Customer deposits	$10,679	$10,900
Accounts payable	427	864
Accrued liabilities	2,951	4,758
Income taxes payable	2,820	2,353
Deferred revenue	32,694	27,079
Capital lease obligations	157	74

Total current liabilities	49,728	46,028

Customer deposits	232	232
Capital lease obligations, non-current	21	41

Total liabilities	49,981	46,301

Common stock subject to rescission rights	—	98

Stockholders’ equity:
Preferred stock	—	—
Common stock	10	10
Additional paid-in capital	48,908	47,792
Accumulated other comprehensive loss	(33)	(16)
Retained earnings	4,496	3,812

Total stockholders’ equity	53,381	51,598

Total liabilities, redeemable convertible preferred stock, common stock subject to rescission rights and stockholders’ equity	$103,362	$97,997

Page 6 of 8 IMPAC MEDICAL SYSTEMS ANNOUNCES FIRST QUARTER

IMPAC MEDICAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended December 31,
(In thousands)	2003	2002
		Restated
Cash flows from operating activities:
Net income	$684	$687
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization of property and equipment	438	402
Amortization of goodwill and other intangible assets	120	102
Provision for doubtful accounts	32	30
Write-off of purchased in-process research and development	557	—
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(1,391)	(2,549)
Inventories	(3)	29
Prepaid expenses and other current assets	(222)	614
Other assets	37	(71)
Customer deposits	(221)	214
Accounts payable	(437)	(5)
Accrued liabilities	(1,810)	(1,142)
Income tax payable/refund receivable	486	(1,130)
Deferred revenue	2,006	1,904
Deferred income taxes	(631)	—

Net cash used in operating activities	(373)	(915)

Cash flows from investing activities:
Acquisition of property and equipment	(372)	(565)
Payments for the acquisition of Tamtron and MRS	(22,430)	—
Purchases of available-for-sale securities	(17,674)	(7,648)
Proceeds from sales of available-for-sale securities	9,246	46
Proceeds from maturities of available-for-sale securities	8,835	7,764

Net cash used in investing activities	(22,395)	(403)

Cash flows from financing activities:
Principal payments on capital leases	(18)	(15)
Proceeds from the issuance of common stock, net	1,019	24,477

Net cash provided by financing activities	1,001	24,462

Effect of exchange rates on cash	9	(15)
Net increase (decrease) in cash and cash equivalents	(21,768)	23,144
Cash and cash equivalents at beginning of period	57,979	23,432

Cash and cash equivalents at end of period	$36,220	$46,561

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A reconciliation of the numerator and denominator used in calculating pro forma diluted earnings per share is as follows:

	Three Months Ended December 31,
In thousands, except per share amounts	2003	2002
		Restated
	(unaudited)
Net income (loss) available to common stockholders	$684	$(1,542)
Accretion of redeemable convertible preferred stock	—	2,229

Pro forma net income	$684	$687

Weighted average shares outstanding, basic and diluted	9,758	7,469
Adjustment to reflect the IPO shares as if they had been outstanding the entire period	—	1,039
Adjustment to reflect the preferred stock conversion as if it had happened at the beginning of the period	—	686
Dilutive effect of outstanding options	482	618

Pro forma diluted weighted average shares outstanding	10,240	9,812

Pro forma diluted earnings per share	$0.07	$0.07

Page 8 of 8 IMPAC MEDICAL SYSTEMS ANNOUNCES FIRST QUARTE

A summary of our results as previously reported and as restated for fiscal years 2000, 2001, 2002 and 2003 is as follows:

Consolidated Statement of Operations Data:

	For the Years Ended September 30,
	2000		2001		2002		2003
	As Reported	Restated	As Reported	Restated	As Reported	Restated	As Reported	Restated
	(in thousands, except per share data)
Net sales	$27,674	$24,901	$33,857	$31,229	$45,688	$41,240	$61,059	$54,880
Gross profit	20,129	17,557	24,226	21,728	33,249	29,008	43,163	37,274
Operating income	5,251	2,845	4,190	1,743	7,835	4,169	13,202	7,418
Net income			3,017	1,529	5,181	2,984	8,656	5,175
Net income (loss) available to common stockholders	2,567	1,119	1,586	98	(3,369)	(5,566)	6,427	2,946
Net income (loss) per common share:
Basic	$0.43	$0.19	$0.26	$0.02	$(0.56)	$(0.92)	$0.71	$0.33

Diluted	$0.40	$0.18	$0.25	$0.02	$(0.56)	$(0.92)	$0.66	$0.30

Consolidated Balance Sheet Data:

	As of September 30,
	2000		2001		2002		2003
	As Reported	Restated	As Reported	Restated	As Reported	Restated	As Reported	Restated
	(in thousands)
Allowance for doubtful accounts	$251	$219	$251	$295	$520	$224	$583	$355
Prepaid expenses and other current assets	1,503	1,838	1,760	2,353	3,281	4,316	3,169	4,667
Deferred income taxes, net	1,570	2,661	1,689	3,840	1,576	4,962	1,782	7,471
Deferred revenue	4,493	7,266	6,118	11,519	8,194	18,043	11,051	27,079

Retained earnings	7,800	6,352	9,386	6,450	7,148	866	12,426	3,812

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